Exhibit 99.1
FOR IMMEDIATE RELEASE

TerraForm Power Makes Information Available Concerning Claims Against SunEdison

Meets with SunEdison to Start Settlement Discussions
Files Initial Proof of Claim in SunEdison Bankruptcy

BETHESDA, Md., September 25, 2016 (GLOBENEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) and TerraForm Power, LLC (together, “TerraForm Power” or the “Company”), an owner and operator of clean energy power plants, today announced that it has made available to certain representatives and creditors of SunEdison, Inc. and its debtor subsidiaries (“SunEdison”) information about the Company’s claims and defenses against SunEdison and has filed its initial proof of claim in SunEdison’s Chapter 11 bankruptcy case. The Company is making the following information available to all stakeholders of the Company in order to encourage stakeholder input as to the terms of a potential settlement.

TerraForm Power previously announced that it would have to file its proofs of claim in the SunEdison bankruptcy and that it intended to begin settlement discussions to resolve claims consensually, in part to facilitate the exploration of strategic alternatives for TerraForm Power. Such settlement discussions have now commenced. As part of these discussions, TerraForm Power has notified SunEdison and certain of SunEdison’s creditors of its positions that:

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SunEdison’s failure to perform under the integrated sponsorship arrangement put in place at the time of TerraForm Power’s initial public offering constitutes a material breach and, if not remedied, excuses TerraForm Power from payment or performance of its contractual obligations under the sponsorship arrangement.

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Absent remedy of all material sponsorship defaults, TerraForm Power is not obligated to exchange SunEdison’s sponsor promote (in the form of ‘B Units’ of TerraForm Power LLC and ‘B Shares’ of TerraForm Power, Inc.) for class A common stock of TerraForm Power. SunEdison or any subsequent holder of B Units and B Shares is subject to the terms and conditions of the B Units and B Shares, as well as TerraForm Power’s rights and defenses arising from any failure to remedy SunEdison’s defaulted sponsorship.

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As a result of its defaults, SunEdison has not met the conditions necessary to receive distributions on the B Units due to the limitation on sponsor distributions in the TerraForm Power LLC Agreement, which subordinates sponsor distributions to distributions for the benefit of public stockholders. The current arrearage due to the A Units is expected to be approximately $103.3 million following the end of 2016, and is expected to increase by approximately $21 million for each quarter thereafter until distributions for the benefit of public stockholders are resumed. After distributions are resumed, the A units must receive at least the Minimum Quarterly Distribution (MQD) (22.6 cents per quarter) before B distributions can commence, and any shortfall to the MQD becomes an arrearage that must be paid before a B distribution can occur. The subordination period will last until the A units have received the MQD for three non-overlapping periods of four consecutive quarters.

•	Transfer of the B Shares of TerraForm Power, Inc. is prohibited by its corporate charter during or after SunEdison’s bankruptcy.

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Transfers of certain B Units and IDRs of TerraForm Power, LLC are subject to limitations under the TerraForm Power LLC Agreement, and the Company is assessing the application of these limitations during and after SunEdison’s bankruptcy.

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As set forth in its proof of claim filed in the SunEdison bankruptcy, TerraForm Power has claims against SunEdison that are estimated to be in excess of $1.0 billion. The claims include, without limitation, claims for damages relating to breach of SunEdison's obligations under the sponsorship arrangement and other agreements; contribution and indemnification claims arising from litigation; claims relating to SunEdison’s breach of fiduciary, agency and other duties; and claims for interference with and the disruption of the business of TerraForm Power and its subsidiaries, including the loss of business opportunities, loss of business records, failure to provide timely audited financials, and the increased cost of financing and commercial arrangements. Many of these claims are contingent or unliquidated; estimated amounts may change substantially as circumstances develop and damages are determined.

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TerraForm Power will supplement its initial proof of claim on or before October 7 with project-level claims, pursuant to a court-ordered stipulation between TerraForm Power and SunEdison. Project level claims are in addition to the corporate-level claims described above.

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In the event of a rejection of SunEdison’s sponsorship arrangement, TerraForm Power will have additional claims for rejection damages. Certain of these claims may overlap with other corporate-level and project-level claims.

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Certain claims of TerraForm Power are entitled to administrative priority. In addition, any future breaches of control person, fiduciary, agency or custodial duties by SunEdison or its stakeholders may result in additional administrative claims. No bar date has been set for administrative claims in the SunEdison bankruptcy.

•	Certain claims of TerraForm Power will give rise to recoupment or other defenses to actions to enforce SunEdison rights as sponsor, during or after the SunEdison bankruptcy.

“TerraForm Power has lost a large part of its enterprise value as a result of SunEdison’s catastrophic breach of its sponsorship and legal duties,” said Jack Stark, Chairman of the Company’s Corporate Governance and Conflicts Committee. “We are prepared to enforce our rights and defenses in litigation if necessary, whether in bankruptcy court or elsewhere. However, we also recognize that resolving our relationship with SunEdison in the courts would be complicated and expensive. A settlement is overwhelmingly in the interests of both sides. We have met with SunEdison to start settlement discussions in the hope that we can resolve these matters on a schedule that allows the collaborative exploration of strategic alternatives for TerraForm Power in the best interests of all stockholders.”

The foregoing are positions of TerraForm Power and may be disputed. No assurances can be made as to the outcome of any litigation or settlement discussions. In addition, recoveries in the SunEdison bankruptcy cannot be predicted at this time and could be insubstantial as a percentage of the face amount of creditor claims.

TerraForm Power noted that its publicly traded sister company, TerraForm Global, Inc. (Nasdaq: GLBL), also has announced that it has filed its proof of claim in SunEdison’s Chapter 11 bankruptcy case and has commenced discussions with SunEdison and/or its stakeholders to settle similar intercompany claims and defenses.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to the settlement of intercompany claims and defenses; the integration of the sponsor agreements; the amount and nature of claims of the Company against SunEdison; defenses of the Company against SunEdison’s 118 actions; the future assertion by the Company of additional claims against SunEdison; the subordination of B Units held by SunEdison; and restrictions upon the transfer of B Units or exchange of B Units into class A common stock. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: whether the Company and SunEdison and/or its stakeholders are able to reach an acceptable settlement of any intercompany claims and defenses and the terms of any such settlement; the outcome of litigation, if any, regarding the Company’s claims and defenses; as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:

Brett Prior
TerraForm Power
bprior@terraform.com
(650) 889-8628

Media:

Meaghan Repko / Michael Freitag / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449